Exhibit 10.48

ROLLOVER STOCK OPTION AGREEMENT

THIS ROLLOVER STOCK OPTION AGREEMENT (this “Agreement”) is made as of March 31, 2005 (the “Effective Date”), between American Tire Distributors Holdings, Inc., a Delaware corporation (the “Company”), and William E. Berry (the “Optionee”).

RECITALS

A. Pursuant to that certain Stock Option Agreement, dated June 12, 2002 (the “ATD Option Agreement”), between Optionee and American Tire Distributors, Inc., a Delaware corporation (“ATD”), Optionee was granted a non-qualified option to purchase shares of Common Stock, par value $0.01 per share, of ATD (“ATD Stock”).

B. Optionee desires to assign and transfer to the Company its entire right and option to purchase 114,735 shares of ATD Stock under the ATD Option Agreement (the “Rollover Option”) immediately prior to the Effective Time.

C. In connection with the acquisition of ATD by the Company, the Company is willing to grant Optionee, in exchange for the assignment and transfer to the Company of the Rollover Option, a non-qualified option to purchase shares of Series A Common Stock, $0.01 par value per share, of the Company (the “Series A Stock”) subject to the terms and conditions of the Plan (as defined below) and this Agreement.

D. The Company has adopted the 2005 Management Stock Incentive Plan (the “Plan”), a copy of which has been provided to the Optionee.

AGREEMENTS

1. Definitions. Capitalized terms used herein shall have the following meanings:

“Act” is defined in Section 1l(a).

“Agreement” means this Rollover Stock Option Agreement.

“Approved Sale” means a transaction or a series of related transactions which results in any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquiring more than fifty percent (50%) of the economic beneficial interest in the equity securities or business of the Company (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock, the sale of the assets, or a merger or consolidation (other than, in any case, a sale or transfer of stock by an Initial Stockholder or affiliate thereof to (i) another Initial Stockholder or affiliate thereof, or (ii) a non-U.S. entity with respect to which Investcorp S.A. or affiliate thereof has an administrative relationship with respect to shares of the Company).

“ATD” is defined in recital A.

“ATD Option Agreement” is defined in recital A.

“ATD Stock” is defined in recital A.

“ATDH” means ATD Holdings Limited.

“Cause” has the meaning ascribed to such term in the Employment Agreement.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as amended or restated from time to time.

“Closing Date” means March 31, 2005.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” has the meaning ascribed to such term in the Plan.

“Company” is defined in the preamble.

“Disability” has the meaning ascribed to such term in the Employment Agreement.

“Effective Date” is defined in the preamble.

“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

“Employment Agreement” means that certain Employment Agreement, dated as of March 31, 2005, by and between American Tire Distributors, Inc. and Optionee.

“Exercise Price” is defined in Section 2.

“Fair Market Value” means the value of an Option Share calculated pursuant to Section 9(b) as of the applicable date of determination.

“Good Reason” has the meaning ascribed to such term in the Employment Agreement.

“Initial Public Offering” means the sale of any of the common stock of the Company pursuant to a registration statement that has been declared effective under the Act, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System or is traded or quoted on any other national stock exchange or national securities system.

“Initial Stockholder” means, collectively, ATDH and any other Cayman Islands domiciled entity with whom an affiliate of ATDH has an administrative relationship with respect to shares of the Company who became a shareholder of the Company as of the Closing Date and any transferees of ATDH or such shareholders who have such an administrative relationship prior to an Approved Sale or Initial Public Offering.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 4, 2005, by and among the Company, ATD MergerSub, Inc., Charlesbank Equity Fund IV, Limited Partnership, Charlesbank Capital Partners, LLC and ATD.

“Option” is defined in Section 2.

“Optionee” is defined in the preamble.

“Option Shares” is defined in Section 2.

“Participant Committee” has the meaning ascribed to such term in the Plan.

“Permitted Transferee” is defined in Section 5.

“Person” means and includes an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and any governmental or regulatory body or agency or other authority.

“Plan” is defined in recital D.

“Repurchase Period” and “Repurchase Right” are defined in Section 9(a).

“Rollover Option” is defined in recital B.

“Series A Stock” is defined in recital C.

“Subsidiary” means any joint venture, corporation, partnership, limited liability company or other entity as to which the Company, whether directly or indirectly, has more than fifty percent (50%) of the voting power or rights to capital or profits.

“Termination Date” means the date on which the Optionee ceases to be employed by the Company or any Subsidiary for any reason.

“Transactions” means, collectively, the acquisition by the Company of all of the stock of, and the related refinancing of most of the outstanding debt of, ATD.

“Warrants” means the warrants issued and sold pursuant to that certain Purchase Agreement, dated as of March 25, 2005, between the Company and The 1818 Mezzanine Fund II, L.P.

2. Transfer of Rollover Option; Grant of Option. Upon the terms and subject to the conditions of this Agreement, in connection with the closing of the transactions contemplated by the Merger Agreement and immediately prior to the Effective Time:

(i) Optionee hereby assigns and transfers to the Company, and the Company hereby accepts from Optionee, the Rollover Option. Upon assignment and transfer of the Rollover Option, Optionee shall forfeit any and all rights he or she may have under the Merger Agreement or otherwise in respect of the Rollover Option.

(ii) The Company hereby grants to Optionee the right and option (the “Option”) to purchase all or any part of 10,215 shares of Series A Stock (the “Option Shares”), at the purchase price of $15.73 per Option Share (as such amount may be adjusted, the “Exercise Price”). The Option is not intended to be, and shall not be, an incentive stock option under Section 422 of the Code. The parties hereto agree and intend that the issuance of the Option hereunder shall not be treated as “deferred compensation” within the meaning of the Code as a result of the application of Notice 2005-1 Q/A 4(d). The Option granted hereunder is intended to replace options of ATD that existed immediately prior to the acquisition of such company by the Company.

3. Exercisability. The Option is immediately exercisable.

4. Expiration. The Option shall expire on the earlier of (i) June 12, 2012, (ii) the thirtieth (30th) calendar day after the Termination Date if the Optionee resigns from the Company without Good Reason or if the Optionee is terminated for Cause by the Company, (iii) one (1) year after the Termination Date if the Optionee’s employment is terminated by reason of death or Disability and (iv) the ninetieth (90th) calendar day after the Termination Date if the Optionee resigns for Good Reason or is terminated by the Company without Cause.

5. Nontransferability. The Option shall not be transferable by the Optionee except that the Optionee may transfer the Option to (a) his or her spouse, child, estate, personal representative, heir or successor, (b) a trust for the benefit of the Optionee or his or her spouse, child or heir, or (c) a partnership or limited liability company the partners or members of which consist solely of the Optionee and/or his or her spouse, child, heir, and/or successor (each, a “Permitted Transferee”) and the Option is exercisable, during the Optionee’s lifetime, only by him or her or a Permitted Transferee, or, in the event of the Optionee’s death or Disability, his or her executor, guardian or legal representative; provided, however, that no transfer shall be permitted if such transfer is made in connection with an Internal Revenue Service “listed transaction”. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that, in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, the Optionee shall have thirty (30) calendar days after notice thereof to cure such levy or process before the Option terminates. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Option.

6. Adjustments; Effect of Approved Sale.

(a) If the shares of Series A Stock are changed into or exchanged for a different number or kind of shares or securities as the result of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, stock distributions or similar events, an appropriate adjustment shall be made in the number and kind of shares subject to the

Option, and in the Exercise Price for each share subject to the Option. No fractional interests shall be issued on account of any such adjustment unless the Committee specifically determines to the contrary, and the Committee may provide for such customary cash-in-lieu of fractional interests provisions as it deems appropriate.

(b) In the event of an Approved Sale, the Option will be subject to one of the following, as applicable: (i) in the event of an Approved Sale in which the holders of shares of Series A Stock are receiving predominantly cash proceeds, if the definitive agreement governing such Approved Sale so provides, effective as of the consummation of such Approved Sale, the Option shall be automatically cancelled and the Optionee shall be entitled to receive in cash the per share consideration payable to such holders in such Approved Sale less any applicable tax withholding obligations; (ii) in the event of an Approved Sale structured as a stock-for-stock merger, exchange or similar transaction, if the definitive agreement governing such Approved Sale so provides, effective as of the consummation of such Approved Sale, the Option shall automatically be converted into an option to purchase the type of securities into which the shares of Series A Stock are being converted in such Approved Sale, with appropriate adjustments to the per share Exercise Price and number of shares covered thereby based on the exchange ratio in such transaction as determined by the Committee in its discretion (subject to customary provisions for cash-in-lieu of fractional shares as and if determined appropriate by the Committee); or (iii) if neither clause (i) nor clause (ii) of this Section 6(b) is applicable, the Option shall automatically terminate as of the consummation of such Approved Sale provided that the Company has given written notice to the Optionee at least fifteen (15) calendar days prior to the consummation of such Approved Sale and afforded the Optionee the opportunity to exercise the Option (conditioned on the actual consummation of such Approved Sale) through the close of business on the day immediately preceding the scheduled date of such consummation.

7. Exercise of the Option. Prior to the expiration or termination thereof, the Optionee may exercise the Option from time to time in whole or in part. Upon electing to exercise the Option, the Optionee shall deliver to the Secretary of the Company a written and signed notice of such election setting forth the number of Option Shares the Optionee has elected to purchase and shall at the time of delivery of such notice tender cash or a cashier’s or certified bank check to the order of the Company for the full Exercise Price of such Option Shares and any amount required pursuant to Section 17 hereof; provided that the Optionee may satisfy any amount required pursuant to Section 17 hereof by having the Company withhold an equivalent amount of Option Shares upon exercise. The Committee may, in its discretion, permit payment of the Exercise Price in such other form or in such other manner as may be permissible under the Plan and under any applicable law.

8. Restrictions on Transfers of Shares Issuable Upon Exercise. Subject to Section 9 hereof, prior to the earlier of (A) one hundred eighty (180) days following an Initial Public Offering or (B) an Approved Sale, the Option Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that the Optionee may transfer the Option Shares (i) to a Permitted Transferee, as defined in Section 5, or (ii) as provided for in Sections 4 and 5 of the Certificate of Incorporation. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Option Shares except a person who acquires the Option Shares pursuant to Section 4 or 5 of the Certificate of Incorporation or as part of the Initial Public Offering. The stock certificates issued to evidence Option Shares upon exercise of the Option hereunder shall bear a legend referring to this Agreement and the restrictions contained herein.

9. Repurchase of Option Shares.

(a) In the event that Optionee ceases to be employed by the Company for any reason prior to an Initial Public Offering or Approved Sale, the Company, during the sixty (60) calendar days following the Termination Date (the “Repurchase Period”), shall, subject to Section 9(d), have the right to purchase all or any portion of the Option Shares (the “Repurchase Right”). The purchase price for each Option Share purchased under this Section 9(a) shall equal Fair Market Value. If the Company elects to purchase some or all of the Option Shares, it shall notify Optionee, and any Permitted Transferee thereof that then holds Option Shares, at or before the end of the Repurchase Period of such election and the purchase price shall for the Option Shares to be purchased shall be paid in cash to the Optionee, and/or his or her Permitted Transferee or Permitted Transferees, as the case may be, at a time set by the Company within thirty (30) calendar days after the end of the Repurchase Period, provided that Optionee, and any Permitted Transferee thereof that then holds Option Shares, has presented to the Company a stock certificate or certificates evidencing the Option Shares to be purchased (or an affidavit of loss with respect thereto) duly endorsed for transfer. If Optionee fails to deliver such stock certificate or certificates (or an affidavit of loss with respect thereto) duly endorsed for transfer, the Option Shares represented thereby shall be deemed to have been purchased upon (i) the payment by the Company of the purchase price for the purchased Option Shares to Optionee or his or her Permitted Transferee or Permitted Transferees or (ii) notice to Optionee or such Permitted Transferee or Permitted Transferees that the Company is holding the purchase price for the purchased Option Shares for the account of Optionee, and/or his Permitted Transferee or Permitted Transferees, as the case may be, and upon such payment or notice, Optionee, and/or his or her Permitted Transferee or Permitted Transferees, as the case may be, will have no further rights in or to such Option Shares. The Company may assign its rights under this Section 9(a) to ATDH or an affiliate of the Company. If Option Shares have been transferred by Optionee to a Permitted Transferee, any Option Shares purchased under this Section 9(a) shall be purchased from Optionee and any such Permitted Transferee on a pro rata basis. If, after Optionee’s termination, the Option Shares are not purchased pursuant to this Section 9(a), the restrictions on transfer thereof contained in this Agreement shall terminate and be of no further force and effect.

(b) The Fair Market Value of Option Shares to be purchased hereunder by the Company, ATDH or an affiliate of the Company, as the case may be, shall be determined in good faith by the Company’s Board of Directors as of the Termination Date, unless and to the extent Section 9(d) applies, in which case the determination will be as of the date of exercise of the Repurchase Right. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company (without reduction for minority interest, lack of voting rights or lack of liquidity of the Option Shares) and derived from reasonable and customary valuation methodology. If such determination of the Fair Market Value is challenged by the Optionee, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value as of the date of valuation referenced by the Board of Directors. The investment banker’s or appraiser’s determination shall be conclusive and binding on the Company and the Optionee. Upon request by the Optionee, the Company shall make available to the Optionee a description of the methodology employed by the investment banker or appraiser in making the determination of Fair Market Value, which description shall include, to the extent relevant, a listing of companies used in comparing market and transaction valuations, the range of multiples applied, and the terminal valuation, discount factor and multiples used in any discounted cash flow analysis. The Company shall bear all costs incurred in connection with the services of such investment banker or appraiser unless (i) the Fair Market Value established by such investment banker or appraiser is less than or equal to 120% but more than 110% of the determination challenged by the Optionee, in which case the Optionee shall promptly pay or reimburse the Company fifty percent (50%) for such costs, or (ii) the Fair Market Value established by such investment banker or appraiser is equal to or less than 110% of the determination challenged by the Optionee, in which case the Optionee shall promptly pay or reimburse the Company for one hundred percent (100%) of such costs. If the Optionee and the Company cannot agree upon an investment banker or appraiser, they shall each choose an investment banker or appraiser and the two shall choose a third investment banker or appraiser who shall establish the Fair Market Value.

(c) The Optionee shall not be considered to have ceased to be employed by the Company for purposes of this Agreement if the Optionee continues to be employed by the Company or an affiliate thereof.

(d) In the event that (i) on the Termination Date, Optionee owns Option Shares that have not been owned by the Optionee for a period of at least six (6) months, and/or (ii) following the Termination Date, the Optionee exercises any then outstanding Option pursuant to this Agreement, with respect to all such Option Shares, the Repurchase Period will not commence on the Termination Date but rather will commence on the first date on which all such Option Shares have been owned by Optionee for six (6) months and a day.

10. Lock-Up Arrangements. If requested in writing by the underwriters for an underwritten public offering of common stock of the Company, each Optionee who is a party to this Agreement shall agree not to sell or transfer any Option Shares (other than Option Shares being registered in such offering) without the consent of such underwriters for a period of at least (a) one hundred eighty (180) calendar days following the effective date of the registration statement relating to the Initial Public Offering, and (b) ninety (90) calendar days following the effective date of the registration statement relating to any other underwritten public offering.

11. Compliance with Legal Requirements.

(a) No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Option Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Option Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Act”), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body.

(b) The Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act, and that the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option. In connection with any issuance or transfer of Option Shares, the person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

12. Subject to Certificate of Incorporation. The Optionee acknowledges that the Option Shares are subject to the terms of the Certificate of Incorporation.

13. No Interest in Shares Subject to Option. Neither the Optionee nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest or privilege in or to any shares of stock allocated or reserved pursuant to the Plan or subject to this Agreement except as to such Option Shares, if any, as shall have been issued to such person upon a valid exercise of an Option or any part thereof.

14. Plan Controls. The Option hereby granted is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof; provided that, no such amendment shall be effective as to the Option without the Optionee’s consent insofar as it adversely affects the Optionee’s material rights under this Agreement, which consent will not be unreasonably withheld by the Optionee; and provided further that, the Participant Committee shall not have the authority to approve any amendment to this Agreement or waive any provision hereof without the Optionee’s consent.

15. Not an Employment Contract. Nothing in the Plan, this Agreement or any other instrument executed pursuant hereto or thereto shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or any Subsidiary to terminate the employment of the Optionee with or without Cause.

16. Governing Law. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

17. Taxes. The Committee may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, requiring the Optionee to pay to the Company the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy the Company’s withholding obligations, or by any other means provided in the Plan.

18. Capital Stock. The Company represents and warrants to Optionee that, as of the Closing Date, after giving effect to the Transactions:

(A) the authorized capital stock of the Company will consist of 3,633,000 shares of common stock, 1,816,500 shares of which will be designated as Common Stock, par value $0.01 per share (the “Common Stock”). 1,500,000 shares of which will be designated as Series A Stock, 315,000 shares of which will be designated as Series B Common Stock, $0.01 par value per share (the “Series B Stock”), and 1,500 shares of which will be designated as Series D Common Stock, $0.01 par value per share (the “Series D Stock”) and 500,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), 20,000 shares of which will be designated as 8% Cumulative Redeemable Preferred Stock, 4,500 shares of which will be designated as Series B Preferred Stock and 475,500 shares of which will not be designated;

(B) the outstanding capital stock of the Company will consist of 691,172 shares of Series A Stock, 307,328 shares of Series B Stock, 1,500 shares of Series D Stock, 20,000 shares of 8% Cumulative Redeemable Preferred Stock and 4,500 shares of Series B Preferred Stock;

(C) no shares of Common Stock will be outstanding;

(D) all of the outstanding shares of capital stock of the Company will be duly authorized and validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights;

(E) there will be no outstanding (i) options, warrants or other rights to purchase from the Company, (ii) agreements or other obligations of the Company to issue or (iii) other rights to convert any obligation into, or exchange any securities of, shares of capital stock of, or other equity securities of, the Company, other than the Warrants, options to purchase up to approximately 16% of the aggregate number of shares of all series of common stock of the Company on a fully diluted basis and as set forth in the Certificate of Incorporation; and

(F) the Warrants will be exercisable for 2.14% of the aggregate number of shares of all series of common stock of the Company outstanding and issuable upon exercise of the Warrants as of such date.

19. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by facsimile or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company to:

c/o Investcorp International Inc.

280 Park Avenue, 36th Floor

New York, New York 10017

Attention: Donald Hardie

Fax: (212) 329-6729

With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue, 47th Floor

New York, New York 10166-0193

Facsimile: (212) 351-4035

Attention: E. Michael Greaney, Esq.

If to the Optionee to the address set forth below the Optionee’s signature below.

20. Amendments and Waivers. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

21. Entire Agreement. This Agreement, together with the Plan, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

22. Separability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

23. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

24. Counterparts. This Agreement may be executed by facsimile in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

25. Further Assurances. Optionee shall cooperate and take such action as may be reasonably requested by the Company in order to carry out the provisions and purposes of this Agreement.

26. Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

27. Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement, including without limitation any dispute, claim or controversy concerning validity, enforceability, breach or termination hereof, shall be finally settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein (“Rules”). There shall be one arbitrator who shall be jointly selected by the parties. If the parties have not jointly agreed upon an arbitrator within twenty (20) calendar days of respondent’s receipt of claimant’s notice of intention to arbitrate, either party may request the American Arbitration Association to furnish the parties with a list of names from which the parties shall jointly select an arbitrator. If the parties have not agreed upon an arbitrator within ten (10) calendar days of the transmittal date of the list, then each party shall have an additional five (5) calendar days in which to strike any names objected to, number the remaining names in order of preference, and return the list to the American Arbitration Association, which shall then select an arbitrator in accordance with Rule 13 of the Rules. The place of arbitration shall be New York, New York. By agreeing to arbitration, the parties hereto do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16. Judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction. Each party shall bear its or his own costs and expenses in any such arbitration and one-half of the arbitrator’s fees and expenses.

28. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ Steven Puccinelli
Name:	Steven Puccinelli
Title:	President

OPTIONEE:

/s/ William E. Berry
Name:	William E. Berry

Address:

19016 Wildcat Trail
Davidson NC 28036

Facsimile:	( )

Accepted and agreed to for purposes of Section 9 only:

ATD HOLDINGS LIMITED

By:	/s/ Sydney J. Coleman
Name:	The Director Ltd.
Title:	Director